Exhibit 16.1

April 19, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by 180 Life Sciences Corp. under Item 4.01 of its Form 8-K dated April 17, 2024. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of 180 Life Sciences Corp. contained therein.

Very truly yours,

Marcum LLP

Marcum LLP ■ One Montgomery Street ■ Suite 1700 ■ San Francisco, California 94104 ■ Phone 415.432.6200 ■ Fax 415.432.6201 ■ marcumllp.com